UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AERWINS TECHNOLOGIES INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AERWINS TECHNOLOGIES INC.

Shiba Koen Annex 6 f, 1-8, Shiba Koen 3-chome,

Minato-ku, Tokyo, Japan 105-0011

To the Stockholders of Aerwins Technologies Inc.:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Aerwins Technologies Inc. (“AWIN”) to be held virtually on Monday, November 20, 2023, at 11:00 a.m. Eastern Daylight Time, to consider and vote upon the following proposals to:

1.	Approve the amendment of AWIN’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to effectuate a reverse stock split of AWIN’s outstanding shares of Class A common stock, par value $0.000001 per share, at a ratio of no less than 1-for-10 and no more than 1-for-100, with such ratio to be determined at the sole discretion of the Board (the “Reverse Stock Split”);

2.	To approve, for purposes of complying with NASDAQ Listing Rule 5635(b), the issuance of the shares of our common stock pursuant to the Company’s purchase agreement with Lind Global Fund II LP representing more than 20% of our common stock outstanding, which would result in a “change of control” of the Company under applicable Nasdaq listing rules;

3.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Company’s purchase agreement with Lind Global Fund II LP; and

4.	Transact other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

The Board unanimously recommends a vote “FOR” the proposal to approve an amendment to the Certificate of Incorporation to effectuate the Reverse Stock Split, “FOR” approval of the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to its purchase agreement with Lind Global Fund II LP which would result in a “change of control” of the Company under Nasdaq Listing Rule 5635(d) and “FOR” approval of the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to its purchase agreement with Lind Global Fund II LP for purposes of complying with Nasdaq Listing Rule 5635(d).

The Board has fixed the close of business on September 26, 2023, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any postponement(s) or adjournment(s) thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Special Meeting or any postponement(s) or adjournment(s) thereof.

Your vote is important. Please carefully read the proxy statement and accompanying Notice of Special Meeting for more complete information on matters to be considered at the Special Meeting.

By Order of the Board,

/s/ Kiran Sidhu
Kiran Sidhu
Executive Chairman of the Board

This proxy statement is being mailed with the form of proxy on or shortly after [__], 2023 .

IMPORTANT

Whether or not you expect to attend the Special Meeting virtually, we strongly encourage you to designate the proxies and direct them on how to vote your shares via the Internet, mobile device, or mail as described in the proxy materials. If you hold shares through a brokerage or bank, you must instruct them how to vote your shares.

AERWINS TECHNOLOGIES INC.

Shiba Koen Annex 6 f, 1-8, Shiba Koen 3-chome,

Minato-ku, Tokyo, Japan 105-0011

NOTICE OF 2023 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 20, 2023

To the Stockholders of Aerwins Technologies Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of Aerwins Technologies Inc., a Delaware corporation (“AWIN” or the “Company”), will be held virtually on Monday, November 20, 2023, at 11:00 a.m., Eastern Daylight Time , to consider and vote upon the following proposals to:

1.	Approve the amendment of AWIN’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to effectuate a reverse stock split of AWIN’s outstanding shares of Class A common stock, par value $0.000001 per share (“Common Stock”), at a ratio of no less than 1-for-10 and no more than 1-for-100, with such ratio to be determined at the sole discretion of the Board (the “Reverse Stock Split”);

2.4	To approve, for purposes of complying with NASDAQ Listing Rule 5635(b), the issuance of the shares of our common stock pursuant to the Company’s purchase agreement with Lind Global Fund II LP representing more than 20% of our common stock outstanding, which would result in a “change of control” of the Company under applicable Nasdaq listing rules;

3.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Company’s purchase agreement with Lind Global Fund II LP; and

4.	Transact other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

The Board reserves the right to withdraw Proposal No. 1 and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal No. 1 should be disregarded.

Only stockholders of record of the Company as of the close of business on September 26, 2023, are entitled to notice of, and to vote at, the Special Meeting or any adjournment(s) or postponement(s) thereof. Each share of the Company’s Common Stock entitles the holder thereof to one vote.

We will furnish proxy materials to our stockholders via the Internet. Accordingly, we are mailing our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials. The Notice will provide instructions on accessing the attached proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2022, via the internet and how to vote online. The Notice of Internet Availability of Proxy Materials contains instructions on obtaining the proxy materials in printed form.

We are holding our Special Meeting virtually this year. To attend the Special Meeting, you must register at www.cstproxy.com/aerwins/2023 by 11:59 p.m., Eastern Daylight Time, on November 29, 2023. The Special Meeting is accessible by using the invitation provided upon registration, where you can listen to the Special Meeting live, submit questions, and vote online. We encourage you to access the Special Meeting before the start time of 11:00 a.m., Eastern Daylight Time, on November 20, 2023. Please allow ample time for online check-in, beginning at 8:15 a.m., Eastern Daylight Time, on November 20, 2023. A complete list of stockholders entitled to vote at the Special Meeting will be available on the meeting website above using the Virtual Control Number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. We encourage you to vote your shares before the Special Meeting. You are urged to review the information in the enclosed proxy statement carefully before deciding how to vote your shares. You may also access our proxy materials at the following website: www.cstproxy.com/aerwins/2023.

By Order of the Board,

/s/ Kiran Sidhu
Kiran Sidhu
Executive Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 20, 2023

This proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2022 and our Current Report on Form 8-K/A filed with the SEC on April 27, 2023 that includes the audited financial statements of AERWINS, Inc. for the years ended December 31, 2022 and 2021, together with the notes thereto, and Management’s Discussion and Analysis and Results of Operations for AERWINS, Inc. as of December 31, 2022, and are incorporated herein by reference and are available at www.cstproxy.com/aerwins/2023.

i

TABLE OF CONTENTS

Page
NOTICE OF 2023 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 20, 2023.	i

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 20, 2023.	i

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING.	1

PROPOSAL NO. 1 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECTUATE A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK.	5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.	10

PROPOSAL NO. 2 - APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(b), THE ISSUANCE OF THE SHARES OF OUR COMMON STOCK PURSUANT TO THE COMPANY’S PURCHASE AGREEMENT WITH LIND GLOBAL FUND II LP REPRESENTING MORE THAN 20% OF OUR COMMON STOCK OUTSTANDING, WHICH WOULD RESULT IN A “CHANGE OF CONTROL” OF THE COMPANY UNDER APPLICABLE NASDAQ LISTING RULES.	11

PROPOSAL NO. 3 - APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK PURSUANT TO THE COMPANY’S PURCHASE AGREEMENT WITH LIND GLOBAL FUND II LP.	15

OTHER MATTERS.	17

ii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Why am I receiving this proxy statement?

The Board of Directors (the “Board”) of Aerwins Technologies Inc., a Delaware corporation (“AWIN,” the “Company,” or “we”), is soliciting proxies for a special meeting of Stockholders (the “Special Meeting”). The Special Meeting will be held virtually on Monday, November 20, 2023, at 11:00 a.m. Eastern Daylight Time. The information in this proxy statement (“Proxy Statement”) relates to the proposals to be voted on at the Special Meeting, the voting process, and other required information. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”), is available to review with this Proxy Statement. We are mailing a notice of the Special Meeting (and, for those who request it, a paper copy of this Proxy Statement and the enclosed form of proxy) to our stockholders on or about [__], 2023.

What proposals will be voted on at the Special Meeting?

The three matters scheduled to be voted on at the Special Meeting are:

1.	The approval of an amendment of AWIN’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to effectuate a reverse stock split of AWIN’s outstanding shares of Class A common stock, par value $0.000001 per share (“Common Stock”), at a ratio of no less than 1-for-10 and no more than 1-for-100, with such ratio to be determined at the sole discretion of the Board (the “Reverse Stock Split”);

2.	To approve, for purposes of complying with NASDAQ Listing Rule 5635(b), the issuance of the shares of our common stock pursuant to the Company’s purchase agreement with Lind Global Fund II LP representing more than 20% of our common stock outstanding, which would result in a “change of control” of the Company under applicable Nasdaq listing rules; and

3.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Company’s purchase agreement with Lind Global Fund II LP.

In addition, such other business as may properly come before the Special Meeting, or any adjournment(s) or postponement(s) thereof may be voted on. The Board reserves the right to withdraw Proposal No. 1 relating to the Reverse Stock Split and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal No. 1 should be disregarded.

When is the Special Meeting?

The Company will hold its Special Meeting virtually this year, on Monday, November 20, 2023, at 11:00 a.m., Eastern Daylight Time. To attend the Special Meeting, you must register at www.cstproxy.com/aerwins/2023 by 11:59 p.m., Eastern Daylight Time, on November 19, 2023. The Special Meeting is accessible by using the invitation provided upon registration.

Who is asking me for my vote?

The Company is soliciting your proxy on behalf of the Board. We will pay the cost of soliciting proxies for the Special Meeting, including preparing and mailing the Notice of Internet Availability of Proxy Materials (“Notice”) and this Proxy Statement. Our directors and officers may also solicit proxies by telephone, facsimile, mail, Internet, or in person. They will not be paid any additional amounts for soliciting proxies. The Company will reimburse banks, brokers, and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Company’s Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the Common Stock and in obtaining voting instructions from those beneficial owners.

Who is entitled to vote?

The holders of shares of Common Stock as of the record date (September 26, 2023) are entitled to attend and vote on matters presented at the Special Meeting. However, a stockholder may only vote his, her, or its shares if he, she, or it is present virtually or is represented by proxy at the Special Meeting.

Holders of outstanding warrants to purchase shares of Common Stock are not entitled to vote.

1

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a complete printed set?

Under the Securities and Exchange Commission (“SEC”) rules, the Company provides access to its proxy materials via the Internet. Accordingly, the Company is mailing a Notice to stockholders of record and beneficial owners. All stockholders can access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials. Instructions on accessing the proxy materials via the Internet or to request a printed set are in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Where can I view the proxy materials on the Internet?

The Notice provides instructions on how to view proxy materials for the Special Meeting on the Internet and how to instruct the Company to send future proxy materials to you by email. You can view the proxy materials for the Special Meeting online at https://www.cstproxy.com/aerwins/2023.

How do I vote my shares at the virtual Special Meeting?

If you hold shares of Common Stock as the stockholder of record, you have the right to vote those shares at the Special Meeting. If you are a beneficial owner and hold shares of Common Stock in street name, you may vote the shares you beneficially own through the online voting platform under a legal proxy from your bank, brokerage firm, or other nominee and are not required to take any additional action to obtain a legal proxy. Please follow the instructions at www.cstproxy.com/aerwins/2023 to vote your shares during the meeting, whether you hold your shares of record or in street name. You will need the control number on your Proxy Card, voting instruction form, or Notice.

To attend the meeting virtually, you are required to register at www.cstproxy.com/aerwins/2023 by 11:59 p.m., Eastern Daylight Time, on November 19, 2023. The meeting is accessible by using the invitation provided upon registration. We encourage you to access the meeting before the start time of 11:00 a.m., Eastern Daylight Time, on November 20, 2023. Please allow ample time for online check-in, beginning at 8:15 a.m. Eastern Daylight Time, on November 20, 2023.

Even if you plan to attend the virtual Special Meeting, we encourage you to submit a Proxy Card or voting instruction form for your shares in advance, so your vote will be counted should you later decide not to attend the virtual Special Meeting.

How may I vote my shares without attending the Special Meeting?

Even if you plan to attend the virtual Special Meeting, we encourage you to submit a proxy or voting instructions before the Special Meeting by the method or methods described below:

●	If you received a Notice by mail: You may access the proxy materials and voting instructions over the internet via the web address provided in the Notice. To access the materials and to submit your proxy or voting instructions, you will need the control number provided in the Notice you received in the mail. You may submit your proxy or voting instructions by following the instructions in the Notice or on the proxy voting website before 11:59 p.m., Eastern Daylight Time, on November 19, 2023.

●	If you received the proxy materials by e-mail: You may access the proxy materials and voting instructions at the web address provided in the e-mail. You will need the control number set forth in the email to submit your proxy or voting instructions. You may submit your proxy or voting instructions by following the instructions in the e-mail or on the proxy voting website before 11:59 p.m., Eastern Daylight Time, on November 19, 2023.

●	If you received the proxy materials by mail: You may submit your proxy or voting instructions by following the instructions provided on the Proxy Card or voting instruction form. If you submit your proxy or voting instructions over the internet, mobile device, or mail, you will need the control number on the Proxy Card or voting instruction form. If you submit your proxy or voting instructions by mail, please complete, sign and date the Proxy Card or voting instruction form and mail it in the accompanying pre-addressed, postage-paid envelope in time to be received before 11:59 p.m., Eastern Daylight Time, on November 19, 2023.

2

Can I change my vote after I have delivered my proxy?

Yes. You may change your vote at any time before voting concludes at the Special Meeting by:

●	Providing another proxy, or using any of the available methods for voting, with a later date, before 11:59 p.m., Eastern Daylight Time, on November 19, 2023;

●	Notifying the Company’s Secretary in writing before the Special Meeting that you wish to revoke your proxy; or

●	Voting your shares online at the Special Meeting.

How many votes do I have?

Each share of Common Stock is entitled to one vote per share at the Special Meeting. As of the close of business on the Record Date, 62,688,215   shares of Common Stock were outstanding and entitled to vote.

Can I see a list of stockholders?

Yes. You may examine a list of all record stockholders (as of the Record Date) (i) during ordinary business hours at the Company’s principal place of business located at Shiba Koen Annex 6 f, 1-8, Shiba Koen 3-chome, Minato-ku, Tokyo, Japan 105-0011, (ii) by requesting a list from the Secretary of the Company at least ten days before the Special Meeting, or (iii) online during the Special Meeting. To access the list during the Special Meeting, please visit www.cstproxy.com/aerwins/2023 and enter the control number provided on the proxy card you received from us, voting instruction form or Notice.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if one-third   of the issued and outstanding shares entitled to vote is represented in person (virtually) or by proxy at the meeting.

As of the Record Date for the Special Meeting, 20,896,072 shares of Common Stock would be required to achieve a quorum. As discussed below, broker non-votes and proxies marked “ABSTAIN” are counted to determine whether a quorum is present.

What vote is required to approve the proposals presented at the Special Meeting?

Proposal No. 1: Reverse Stock Split Certificate of Incorporation Amendment. Adoption of Proposal No. 1 requires an affirmative vote of a majority of the outstanding common stock entitled to vote thereon. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting concerning Proposal No. 1. Abstentions will count toward the quorum and will have the same effect as a vote against Proposal No. 1. The Board reserves the right to withdraw Proposal No. 1 relating to the Reverse Stock Split and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal No. 1 should be disregarded.

Proposal No. 2: Approval of, for purposes of complying with Nasdaq Listing Rule 5635(b), the issuance of the shares of our common stock pursuant to the Company’s Purchase Agreement with Lind Global Fund II LP representing more than 20% of our common stock outstanding, which would result in a “change of control” of the company under applicable Nasdaq Listing Rules. Adoption of Proposal No. 2 requires an affirmative vote of a majority of the outstanding common stock entitled to vote thereon. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting concerning Proposal No. 2. Abstentions will count toward the quorum and will have the same effect as a vote against Proposal No. 2.

Proposal No. 3: Approval of, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to its purchase agreement with Lind Global Fund II LP. Adoption of Proposal No. 3 requires an affirmative vote of a majority of the outstanding common stock entitled to vote thereon. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting concerning Proposal No. 3. Abstentions will count toward the quorum and will have the same effect as a vote against Proposal No. 3.

Brokers who have transmitted proxy materials to customers may vote the shares of customers who fail to provide voting instructions on “routine matters” but not on “non-routine matters.” When a broker’s customer does not provide the broker with voting instructions on non-routine matters, the broker cannot vote on those matters and instead reports the number of such shares as broker “non-votes.” Broker non-votes count as “present” to determine the presence of a quorum for the transaction of business, but they are not counted as shares cast.

3

The approval of the Certificate of Incorporation amendment to effectuate the Reverse Stock Split (Proposal No. 1), Approval of, for purposes of complying with Nasdaq Listing Rule 5635(b), the issuance of the shares of our common stock pursuant to the Company’s Purchase Agreement with Lind Global Fund II LP representing more than 20% of our common stock outstanding, which would result in a “change of control” of the company under applicable Nasdaq Listing Rules (Proposal No. 2) and approval of, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to its purchase agreement with Lind Global Fund II LP (Proposal No. 3) are each considered to be non-routine proposals. Therefore, if you hold your shares in street name through a broker, you must cast your vote if you want it to count regarding the approval of Proposal No. 1, Proposal No. 2 and Proposal No. 3, as the case may be.

What are the recommendations of the Company’s Board?

The Board recommends that stockholders vote:

●	“FOR” approval of the amendment to our Certificate of Incorporation to effectuate the Reverse Stock Split as described in Proposal No. 1;

●	FOR” approval of, for purposes of complying with Nasdaq Listing Rule 5635(b), the issuance of the shares of our common stock pursuant to the Company’s Purchase Agreement with Lind Global Fund II LP representing more than 20% of our common stock outstanding, which would result in a “change of control” of the company under applicable Nasdaq Listing Rules as described in Proposal No. 2.

●	“FOR” approval of, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to its purchase agreement with Lind Global Fund II LP as described in Proposal No. 3.

What happens if I sell my shares of Common Stock before the Special Meeting?

The Record Date for the Special Meeting is earlier than the date of the Special Meeting. If you transfer your shares of Common Stock after the Record Date, but before the Special Meeting, unless you grant a proxy to the transferee, you will retain your right to vote such transferred shares at the Special Meeting.

Who will count the votes?

A Continental Stock Transfer & Trust Company representative, our transfer agent and registrar, will count the votes and act as the election inspector for the Special Meeting.

What if additional matters are presented at the Special Meeting?

We do not know of any business to be considered at the Special Meeting other than the proposals described in this Proxy Statement. If any other business is presented at the Special Meeting, your properly executed proxy gives authority to Taiji Ito, our Chief Executive Officer and Director, and Kiran Sidhu, our Executive Chairman, to vote on such matters at their discretion.

Where can I find the voting results from the Special Meeting?

We will announce preliminary voting results at the Special Meeting. We will also publish the final results in a Current Report on Form 8-K with the SEC within four business days after the date of the Special Meeting.

How can I obtain information about the Company?

A copy of our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”), our Current Report on Form 8-K/A filed with the SEC on April 27, 2023 and subsequent quarterly filings on Form 10-Q are available on our website at www.aerwins.us. Stockholders may also obtain a free copy of our 2022 Form 10-K and the Form 8-K/A filed with the SEC on April 27, 2023, including the financial statements and the financial statement schedules, by visiting our website or by sending a request in writing to our Investor Relations Department at info@aerwins.us.

4

What should I do if I receive more than one set of voting materials?

Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement, multiple Notices of Internet Availability of Proxy Materials, proxy cards, or voting instruction cards. If (1) you are a holder of record and your shares are registered in more than one name, or (2) you own shares both as a holder of record and beneficially at a broker, or (3) if you hold shares beneficially through multiple brokers, you could receive more than one Notice, proxy card or voting instruction card. Please complete, sign, date, and return each proxy card and voting instruction card you receive to cast a vote regarding all of your shares of Common Stock.

Who can help answer my questions?

If you have questions about this Proxy Statement, the proposals to be voted on at the Special Meeting, or how to vote your shares of Common Stock, please contact our Investor Relations Department at info@aerwins.us. Alternatively, you may mail your request to Investor Relations Department, Aerwins Technologies Inc., Shiba Koen Annex 6 f, 1-8, Shiba Koen 3-chome, Minato-ku, Tokyo, Japan 105-0011.

To request additional copies of these proxy materials, contact our Investor Relations Department at the address or email above. For timely delivery of additional sets of materials, stockholders must request the materials no later than five business days before the Special Meeting.

PROPOSAL NO. 1—APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECTUATE A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK

As previously disclosed in the Company’s Current Report on Form 8-K filed on April 21, 2023 with the SEC, on April 20, 2023, the Company received a written notice (the “Bid Price Notice”) from the Nasdaq Listing Qualification Department (the “Nasdaq Staff”) indicating that the Company is not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market (the “Minimum Bid Price Requirement”). The notification of noncompliance has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market under the symbol “AWIN,” and the Company is currently monitoring the closing bid price of its common stock and evaluating its alternatives, if appropriate, to resolve the deficiency and regain compliance with this rule.

The Nasdaq Listing Rules require listed securities to maintain a minimum bid price of $1.00 per share and, based upon the closing bid price for the last 30 consecutive business days, the Company no longer meets this requirement. The Bid Price Notice indicated that the Company will be provided 180 calendar days, or until October 17, 2023, in which to regain compliance. If at any time during this period the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, the Nasdaq Staff will provide the Company with a written confirmation of compliance and the matter will be closed.

Alternatively, if the Company fails to regain compliance with Rule 5550(a)(2) prior to the expiration of the 180 calendar day period, but meets the continued listing requirement for market value of publicly held shares and all of the other applicable standards for initial listing on the Nasdaq Capital Market, with the exception of the minimum bid price, and provides written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary, then the Company may be granted an additional 180 calendar days to regain compliance with Rule 5550(a)(2).

There can be no assurance that the Company will be able to regain compliance with the bid price requirement, even if it maintains compliance with the other listing requirements.

In response to the Bid Price Notice and in an attempt to increase the share price of our Common Stock, we are asking stockholders to adopt and approve an amendment to our Certificate of Incorporation to effectuate the Reverse Stock Split of our issued and outstanding Common Stock (collectively, the “Reverse Stock Split Amendment”). On September 26, 2023, our Board unanimously approved and declared advisable the proposed Reverse Stock Split Amendment and recommends that our stockholders adopt and approve the proposed Reverse Stock Split Amendment. If approved by stockholders, this Proposal No. 1 will authorize the amendment of our Certificate of Incorporation to effectuate the Reverse Stock Split at a ratio of no less than 1-for-10 and no more than 1-for-100, with such ratio to be determined at the sole discretion of the Board, with any fractional shares being rounded up to the next higher whole share.

5

Assuming stockholders approve the Reverse Stock Split Amendment, the effective date of the Reverse Stock Split will be determined at the sole discretion of the Board and may occur as soon as the day of the Special Meeting. The effective date of the Reverse Stock Split will be publicly announced by us. The Board may determine, in its sole discretion, not to effectuate the Reverse Stock Split and not to file any amendment to our Certificate of Incorporation.

If we effectuate the Reverse Stock Split, then, except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of the then-outstanding shares of Common Stock immediately following the Reverse Stock Split that such stockholder held immediately prior to the Reverse Stock Split. The par value of our Common Stock will remain unchanged at $0.000001 per share. No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split.

If the proposed Reverse Stock Split Amendment is adopted and approved by our stockholders and the Board elects to effectuate the Reverse Stock Split, we will file a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State that sets forth the Reverse Stock Split Amendment and the Reverse Stock Split ratio as determined by the Board. The Certificate of Amendment will be effective immediately upon filing with the Delaware Secretary of State or such later time as is set forth therein. The Board also may determine in its discretion to abandon such an amendment, and not effectuate the Reverse Stock Split. The Board reserves the right to withdraw Proposal No. 1 relating to the Reverse Stock Split and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal No. 1 should be disregarded.

Background and Reasons for the Reverse Stock Split

Our Board of Directors’ primary reason for approving and recommending the Reverse Stock Split is to increase the share price of our Common Stock to a level that will enable the Company to comply with the Minimum Bid Price Requirement. The Board of Directors believes that maintaining the Company’s Nasdaq listing is in the best interests of the Company and its stockholders. Among other things, the Board of Directors believes that the Company’s Nasdaq listing may enable the Company to achieve better access to capital, encourage investor interest and improve the marketability of our common stock to a broader range of investors. In addition, we believe the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors, as we believe the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors, and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost-effective investment for many investors, which should enhance the liquidity available to the holders of our Common Stock. Accordingly, we believe that approval of the Reverse Stock Split is in our company’s and our stockholders’ best interests.

However, despite approval of the Reverse Stock Split by our stockholders and the implementation thereof by our Board of Directors, there is no assurance that the price of our Common Stock would be, or remain, following the Reverse Stock Split at a level high enough to enable us to comply with the Minimum Bid Price Requirement or to attract capital investment in our company. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement, even if it maintains compliance with the other listing requirements.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, general market conditions and the market perception of our company, may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

6

After undertaking a thorough analysis of the advisability of the Reverse Stock Split and considering the totality of the circumstances, our Board of Directors believes that it is fair to the stockholders of the Company, from a financial point of view, and in the best interests of us and our stockholders. The effectuation of the Reverse Stock Split is conditioned on our Board’s consideration of the totality of the circumstances. The Board reserves the right to withdraw Proposal No. 1 relating to the Reverse Stock Split and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal No. 1 should be disregarded.

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder adoption and approval of the Reverse Stock Split at a ratio of no less than 1-for-10 and no more than 1-for-100 is in the best interests of our stockholders because it provides the Board and the Company with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split is implemented. If our stockholders approve Proposal No. 1, the Board will implement the Reverse Stock Split only upon a determination that the Reverse Stock Split is in the best interests of the stockholders at that time. The Board will then select the ratio for the Reverse Stock Split within the range approved by stockholders that the Board determines to be advisable and in the best interests of the stockholders, considering relevant market conditions at the time the Reverse Stock Split is to be implemented. The factors that the Board may consider in determining the Reverse Stock Split ratio include, but are not limited to, the following:

●	The historical and projected trading price and trading volume of our Common Stock;
●	General economic and other related conditions prevailing in our industry and in the marketplace; and
●	Our ability to meet Nasdaq’s Minimum Bid Price Requirement.

The Board intends to select the Reverse Stock Split ratio that it believes will be most likely to achieve the anticipated benefits of the Reverse Stock Split described above. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the implementation of the Reverse Stock Split, we will continue to be subject to the periodic reporting requirements of the Exchange Act.

The Board reserves the right to withdraw Proposal No. 1 relating to the Reverse Stock Split and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal No. 1 should be disregarded.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our Common Stock price. We expect that the Reverse Stock Split will increase the per share trading price of our Common Stock. However, the effect of the Reverse Stock Split on the per share trading price of our Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied. It is possible that the per share trading price of our Common Stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of Common Stock following the Reverse Stock Split. In addition, although we believe the Reverse Stock Split may enhance the marketability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Despite approval of the Reverse Stock Split by our stockholders and the implementation thereof by our Board of Directors, there is no assurance that the price of our Common Stock would be, or remain, following the Reverse Stock Split at a level high enough to enable us to comply with the Minimum Bid Price Requirement or to attract capital investment in our company.

The proposed Reverse Stock Split may decrease the liquidity of our Common Stock and result in higher transaction costs. The liquidity of our Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that will be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it may increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock. Accordingly, the Reverse Stock Split may not result in increasing the marketability of our Common Stock.

7

Effects of the Reverse Stock Split

General

The principal effect of the Reverse Stock Split, if implemented by the Board, would be to proportionately decrease the number of issued and outstanding shares of our Common Stock based on the ratio selected by our Board, which will result in each stockholder owning a reduced number of shares of Common Stock after the effective date of the Reverse Stock Split. The actual number of shares issued and outstanding and ultimately owned by each stockholder after giving effect to the Reverse Stock Split, if implemented, would depend on the ratio for the Reverse Stock Split that is ultimately determined by our Board. The Reverse Stock Split would affect all holders of our Common Stock uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except that, as described below under “Mechanics of the Reverse Stock Split-Fractional Shares,” In addition, the Reverse Stock Split would not affect any stockholder’s proportionate voting power, subject to the treatment of fractional shares.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the effective time of the Reverse Stock Split, our Common Stock will have a new Committee on Uniform Securities Identification Procedures, or CUSIP, number, which is a number used to identify our Common Stock.

Effect on Capital Stock

The Company’s Certificate of Incorporation authorizes the issuance of up to 400,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, $0.000001 par value per share. The proposed Reverse Stock Split will have no impact on the total authorized number of shares of Common Stock or preferred stock, or the par value of the Common Stock or preferred stock. As of the Record Date, there were no shares of preferred stock designated or issued.

Accounting Matters

As a result of the Reverse Stock Split, at the effective time of the Reverse Stock Split, the stated capital on the Company’s balance sheet attributable to our Common Stock, which consists of the par value per share of our Common Stock multiplied by the aggregate number of shares of our Common Stock issued and outstanding, will be reduced in proportion to the Reverse Stock Split ratio chosen by the Board. Correspondingly, the Company’s additional paid-in capital account, which consists of the difference between the Company’s stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of Common Stock, will be credited with the amount by which the stated capital is reduced. The Company’s stockholders’ equity, in the aggregate, will remain unchanged. The historical earnings or loss per share of our Common Stock reported in all financial reports published after the effective date of the Reverse Stock Split will be restated to reflect the proportionate decrease in the number of outstanding shares of Common Stock for all periods presented so that the results are comparable.

Mechanics of the Reverse Stock Split

In the case of Common Stock held through a broker, bank or nominee, your broker, bank, or nominee will determine the process for dealing with any entitlements to fractional shares of Common stock.

Upon the effectiveness of the Reverse Stock Split, we intend to treat shares of Common Stock held by stockholders in “street name,” through a bank, broker, or other nominee, in the same manner as registered stockholders whose shares of Common Stock are registered in their names. Banks, brokers, or other nominees will be instructed to effectuate the Reverse Stock Split for their beneficial holders holding the Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, or other nominee.

Effect on Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records)

All of our registered holders of Common Stock hold their shares electronically in book-entry form with our transfer agent. They are provided with a statement reflecting the number of shares registered in their accounts.

8

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Common Stock held following the Reverse Stock Split.

Effective Time

The effective time of the Reverse Stock Split, if the proposed Reverse Stock Split Amendment is adopted and approved by stockholders and the Reverse Stock Split is implemented at the direction of the Board, will be the date and time that the Certificate of Amendment effecting the amendment with the ratio selected by the Board is filed with the Delaware Secretary of State or such later time as is specified therein. Such filing may occur as soon as the day of the Special Meeting or at any time prior to the 2024 special meeting of stockholders. The exact timing of the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders, and the effective date will be publicly announced by the Company.

The Board reserves the right to withdraw Proposal No. 1 relating to the Reverse Stock Split and, if such proposal is withdrawn, all references in the Company’s proxy materials to voting for Proposal No. 1 should be disregarded. In addition, the Reverse Stock Split may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder adoption and approval of the Reverse Stock Split Amendment, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Reverse Stock Split. If the Certificate of Amendment implementing the Reverse Stock Split has not been filed with the Delaware Secretary of State on or before the date of the 2024 special meeting of stockholders, the Board will be deemed to have abandoned the Reverse Stock Split.

Appraisal Rights

Under Delaware law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to stockholders for U.S. federal income tax purposes. This summary is based upon the provisions of the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions as of the date of this proxy statement, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.

This discussion applies only to holders of our Common Stock that are U.S. Holders (as defined below) and does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any foreign tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.

9

EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our Common Stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, or any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person.

The Board intends the Reverse Stock Split to be treated as a “recapitalization” under Section 368(a)(1)(E) of the Code, although no assurances are provided in this regard. In such case, we should not recognize gain or loss in connection with the Reverse Stock Split. Also, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split other than with respect to any fractional share that is rounded up to a full share of common stock. A U.S. Holder’s aggregate tax basis in the shares of our Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Common Stock), and such U.S. Holder’s holding period in the shares of our Common Stock received should include the holding period in the shares of our Common Stock surrendered. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares. Although the matter is not clear, it is possible that U.S. holders whose fractional shares resulting from the Reverse Stock Split are rounded up to the nearest whole share will recognize gain, which may be characterized as capital gain or as a dividend, to the extent of the value of such rounded-up amount (i.e., less than one share of Common Stock).

Vote Required

Adoption of Proposal No. 1 requires an affirmative vote of a majority of the outstanding common stock entitled to vote thereon. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting concerning Proposal No. 1. Abstentions will count toward the quorum and will have the same effect as a vote against Proposal No. 1

PROPOSAL NO. 1 — RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of AERWINS Technologies’ common stock as of September 26, 2023  by:

●	each person known by AERWINS Technologies to be the beneficial owner of more than 5% of any class of AERWINS Technologies’ common stock;

●	each of AERWINS Technologies’ officers and directors;

●	all executive officers and directors of AERWINS Technologies.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

In the table below, percentage ownership is based on 62,688,215 shares of common stock outstanding as of September 26, 2023.

10

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is c/o of the Company at Shiba Koen Annex 6 f, 1-8, Shiba Koen 3-chome, Minato-ku, Tokyo, Japan 105-0011.

Name and Address of Beneficial Owners	Number of Shares Beneficially Owned	% of Class(1)
Directors and Executive Officers
Kiran Sidhu	-	-
Taiji Ito(2)	703,937	1.11%
Yinshun (Sue) He	-	-
Katharyn (Katie) Field	-	-
Pavanveer (Pavan) Gill	-	-
Robert Lim	-	-
All named executive officers and directors as a group 6 persons	703,937	1.11%
Greater than 5% Holders:
Mehana Equity LLC(3)	3,989,806	6.36%
Shuhei Komatsu	15,187,425	24.23%

*	Less than 1.0%

(1)	Percentages are based on 62,688,215 shares of the Company’s common stock outstanding as of September 26, 2023.
(2)	Includes 703,937 shares of common stock underlying options held by Taiji Ito.
(3)	Mehana Equity LLC is the record holder of the securities reported herein. Dustin Shindo, our former Chairman, is the managing member of the Sponsor. By virtue of this relationship, Mr. Shindo may be deemed to share beneficial ownership of the securities held of record by the Sponsor. Mr. Shindo disclaims any such beneficial ownership except to the extent of his pecuniary interest. These shares include (i) 391,256 shares of common stock issuable upon exercise of warrants held by Mehana Equity LLC (ii) 129,375 shares of common stock issuable upon exercise of warrants held by Mehana Capital LLC (iii) 3,296,675 shares held by Mehana Equity LLC and (iv) 172,500 shares held by Mehana Capital, LLC.

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403 of Regulation S-K.

PROPOSAL NO. 2—APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(b), THE ISSUANCE OF THE SHARES OF OUR COMMON STOCK PURSUANT TO THE COMPANY’S PURCHASE AGREEMENT WITH LIND GLOBAL FUND II LP REPRESENTING MORE THAN 20% OF OUR COMMON STOCK OUTSTANDING, WHICH WOULD RESULT IN A “CHANGE OF CONTROL” OF THE COMPANY UNDER APPLICABLE NASDAQ LISTING RULES.

We are asking our stockholders to approve, for purposes of complying with applicable listing rules of the Nasdaq Stock Market (“Nasdaq”), the issuance of shares of our common stock upon conversion of the Convertible Notes (defined below) and the issuance of up to 5,601,613 shares of common stock upon exercise of Warrants (defined below) issued to or issuable to Lind Global Fund II LP (“Lind Global”) pursuant to the Purchase Agreement (defined below). As of the Record Date, there were approximately an aggregate of 33,010,654  and 5,601,613 shares of Common Stock underlying the Convertible Notes and Warrants, respectively, representing 61.6% of the Company’s outstanding common stock as of the Record Date. We have calculated the amount of Common Stock that we may be obligated to issue to Lind Global upon conversion of the Convertible Notes based on the quotient obtained by dividing the $6,000,000 aggregate principal amount of the Convertible Notes by the Floor Price.

We are proposing this Proposal No. 2 in order to comply with Nasdaq Listing Rule 5635(b). Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the listed company (the “Change of Control Cap”). Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control.

11

Summary of Lind Global Financing

On April 12, 2023, we entered into to a Securities Purchase Agreement (the “Purchase Agreement”), between us and Lind Global Fund II LP (“Lind Global”) pursuant to which we agreed to issue to Lind Global up to three secured convertible promissory notes (the “Convertible Notes” and each a “Convertible Note”) in the aggregate principal amount of $6,000,000 for a purchase price of an aggregate of $5,000,000 and warrants (the “Warrants” and each a “Warrant”) to purchase up to 5,601,613 shares of our common stock (the “Transaction”). On August 25, 2023, we entered into an Amendment to Senior Convertible Promissory Note First Closing Note and an Amendment to the Senior Convertible Promissory Note Second Closing Note (collectively, the “Note Amendments”) which amended the Convertible Notes’ Conversion Price (as defined in the Convertible Notes) to include a floor price of $0.18176 (the “Floor Price”). The Note Amendments also provide that at the option of Lind Global, if in connection with a conversion under the Convertible Notes, as amended, the Conversion Price is deemed to be the Floor Price, then in addition to issuing the Conversion Shares (as defined in the Convertible Notes) at the Floor Price, the Company will also pay to Lind Global a cash amount equal to (i) the number of shares of common stock that would be issued to Lind Global upon a conversion determined by dividing the dollar amount to be converted being paid in shares of common stock by ninety percent (90%) of the lowest single VWAP during the twenty (20) Trading Days prior to the applicable date of conversion (notwithstanding the Floor Price) less (ii) the number of Conversion Shares issued to Lind Global in connection with the conversion; and (iii) multiplying the result thereof by the VWAP on the date Lind Global converts the Convertible Notes in shares of Common Stock.

The closings of the Transaction (the “Closings and each a “Closing”) occurred or will occur in tranches (each a “Tranche”): the Closing of the first Tranche (the “First Closing”) occurred on April 12, 2023 and consisted of the issuance and sale to Lind Global of a Convertible Note at a purchase price of $2,100,000 with a principal amount of $2,520,000 and the issuance to Lind Global of a Warrant to acquire 2,532,678 shares of common stock and the Closing of the second Tranche (the “Second Closing”) occurred on May 23, 2023 and consisted of the issuance and sale to Lind Global of a Convertible Note at a purchase price of $1,400,000 with a principal amount of $1,680,000 and the issuance to Lind Global of a Warrant to acquire 1,568,542 shares of Common Stock. So long as no Event of Default has occurred under the Convertible Note sold at the First Closing, and the Convertible Note issued at the Second Closing, the Closing of the third Tranche (the “Third Closing), will consist of the issuance and sale to Lind Global of a Convertible Note with a purchase price of $1,500,000 with a principal amount of $1,800,000, and the issuance to Lind Global of a Warrant to acquire 1,680,484 shares of Common Stock. and will occur upon the effectiveness of the Registration Statement, as such term is defined below. The Third Closing is subject to certain conditions precedent as set forth in the Purchase Agreement. Pursuant to the Purchase Agreement, at each Closing, the Company agreed to pay Lind Global a commitment fee in an amount equal to 2.5% of the funding amount being funded by Lind Global at the applicable Closing.

The Convertible Note issued in the First Closing has a maturity date of April 12, 2025, the Convertible Note issued in the Second Closing has a maturity date of May 23, 2025 and the Convertible Note to be issued in Third Closing will have a maturity date of 2 years from the date of issuance (the “Maturity Date”).

Each Convertible Note has a conversion price equal to the lesser of: (i) US$0.90 (“Fixed Price”); or (ii) 90% of the lowest single volume weighted average price during the 20 Trading Days prior to conversion of each Convertible Note (the “Conversion Price”).

The Convertible Note will not bear interest other than in the event that if certain payments under the Convertible Note as set forth therein are not timely made, the Convertible Note will bear interest at the rate of 2% per month (prorated for partial months) until paid in full. The Company will have the right to prepay the Convertible Note under the terms set forth therein.

The Warrants were issued or will be issued to Lind Global without payment of any cash consideration. Each Warrant will have an exercise period of 60 months from the date of issuance. The Exercise price of the First Closing Warrant is $0.8926 per share and the exercise price of the Second Closing Warrant is $0.7316 per share, subject to adjustments as set forth in the Warrant. The exercise price for the Warrant issued in the Third Closing will be an amount equal to 100% of the 10-day VWAP prior to such closing.

In the event that there is no effective registration statement registering the shares underlying the Warrants or upon the occurrence of a Fundamental Transaction as defined in the Purchase Agreement, then the Warrants may be exercised by means of a “cashless exercise” at the holder’s option, such that the holder may use the appreciated value of the Warrants (the difference between the market price of the underlying shares of Common Stock and the exercise price of the underlying warrants) to exercise the warrants without the payment of any cash.

12

In accordance with our obligations under the Purchase Agreement, we have filed a registration statement with the SEC to register under the Securities Act the resale by Lind Global of up to 11,222,357  shares of Common Stock upon the issuance by us of up to shares of our Common Stock which may be issued upon the conversion of the Convertible Notes and Warrants (the “Lind Form S-1”). The Lind S-1 has not been declared effective by the SEC and we plan to file an amendment to the Lind S-1 to increase the number of shares of Common Stock included in such registration statement.

Pursuant to the Purchase Agreement, the Company agreed to file a registration statement on Form S-1 (the “Registration Statement”) no later than 30 days from entry into the Purchase Agreement to register the shares of the Company’s common stock issuable upon conversion of the Note and the shares of the Company’s common stock issuable upon the exercise of the Warrants (the “Investor Shares”). In addition, the Purchase Agreement required the Company to use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after filing thereof but in no event later than the date that is ninety (90) days following the First Closing Date. The Company filed a Registration Statement on May 12, 2023, but it has not been declared effective as of the date of this proxy statement.

Pursuant to the Purchase Agreement, the Company also agreed to hold a special meeting of shareholders (which may also be at the special meeting of shareholders) on or before the 90th calendar day following the date of entry into the Purchase Agreement, that date being July 11, 2023, for the purpose of obtaining the shareholder approval to ratify and approve the transactions contemplated by the Purchase Agreement, the Convertible Notes and the Warrants (“Shareholder Approval”). The Company has not obtained the Shareholder Approval as of the date of this proxy statement.

The Purchase Agreement contains customary registration rights, representations, warranties, conditions and indemnification obligations by each party, including our agreement to refrain from engaging in certain “Prohibited Transactions” as defined in the Purchase Agreement, to hold a special meeting of shareholders for the purpose of obtaining shareholder approval of the Transactions, certain events giving rise to a default under the Convertible Notes, obligations to use the proceeds from certain future financings to repay a portion of the principal amount of the Convertible Notes, our pledge to Lind Global of the ownership interests in our subsidiaries, a grant by us and our subsidiaries of a security interest in all of their respective assets and rights as collateral for the obligations due under the Convertible Notes, and a guaranty by our subsidiaries of our obligations under the Convertible Notes.

Approval as Required Pursuant to Nasdaq Listing Rules

Change of Control Rule. Under Nasdaq Listing Rule 5635(b), prior stockholder approval is required for issuances of securities that will result in a “change of control” of the issuer (the “Nasdaq Change of Control Rule”). Nasdaq may deem a change of control to occur when, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position of the issuer. Currently, the Purchase Agreement and the Convertible Notes contain a provision that restricts the amount of shares of common stock to be issued to Lind Global to not exceed 9.99% of the outstanding shares of common stock as of such applicable date and accordingly their beneficial ownership cannot exceed that percentage. Furthermore, the Purchase Agreement states that we are prohibited from issuing or selling shares of Common Stock under the Purchase Agreement in excess of 11,222,357 shares (the “Exchange Cap”), unless we obtain stockholder approval to do so. Neither the Beneficial Ownership Cap nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the Purchase Agreement. In order for shares of common stock to be fully issued as contemplated by the Purchase Agreement stockholder approval is required because, for purposes of the Nasdaq Change of Control Rule, the resulting ownership of our common stock for Lind Global could potentially represent approximately 61.6% of all of the Company’s outstanding shares of common stock as of September 26, 2023 assuming the Third Closing has occurred and all Warrants are exercised for cash. We have calculated the amount of Common Stock that we may be obligated to issue to Lind Global upon conversion of the Convertible Notes based on the quotient obtained by dividing the $6,000,000 aggregate principal amount of the Convertible Notes by the Floor Price.

Consequences if Proposal No. 2 is Approved

The additional shares of common stock that would be issuable to the holder of the Convertible Notes and Warrants upon conversion or exercise thereof would have the same rights and privileges as the shares of the Company’s currently authorized common stock. The issuance of such shares will not affect the rights of the holders of outstanding common stock, but such issuances will have a dilutive effect on the existing stockholders, including on the voting power and economic rights of the existing stockholders, and may result in a decline in the price of our common stock or in greater price volatility. If our stockholders approve this Proposal No. 2, the Convertible Notes and Warrants, assuming the Third Closing is consummated, will be convertible into shares of common stock in excess of 19.99% of the Company’s outstanding shares of common stock.

13

In particular, following shareholder approval of Proposal No. 2 and completion of the Third Closing, Lind Global is expected to have the right to acquire up to 61.6% of our common stock (calculated as noted above).

Consequences if Proposal No. 2 Is Not Approved

We are not seeking the approval of stockholders to authorize entry into the Purchase Agreement, or to issue the Convertible Notes or the Warrants, as we have already entered into the Purchase Agreement and issued Convertible Notes and Warrants in connection with First Closing and the Second Closing, and such documents already are binding obligations of the Company. The failure of our stockholders to approve this proposal will not negate the existing terms of the documents, which will remain a binding obligation of the Company.

If the stockholders do not approve this proposal, the Company will be unable to issue in excess of 11,222,357 shares of common stock pursuant to the Purchase Agreement (19.99% of the voting power or number of shares of common stock, issued and outstanding immediately prior to the execution of the Purchase Agreement). If our stockholders do not approve this proposal, the Company will not be able to satisfy conversions of all of the Convertible Notes or exercise of all of the Warrants and Lind Global will have no obligation to consummate the Third Closing. Any portion of the Convertible Notes that has not been converted will become due and payable on the Maturity Date.

In addition, if our stockholders do not approve this proposal at the Special Meeting, pursuant to the Purchase Agreement, we are required to seek stockholder approval of this proposal on an ongoing basis until such approval is obtained. As such, failure to obtain stockholder approval at the Special Meeting will require us to incur the costs of holding one or more additional stockholder meetings until we obtain such approval.

Certain Considerations by Our Directors

Our Board has previously determined that (i) the issuance of the Convertible Notes (and common stock upon conversion of the Convertible Notes) and (ii) the issuance of the Warrants (and common stock upon exercise of the Warrants) were in the best interests of the Company and its stockholders. In making this determination, the Board considered certain factors including, without limitation, (i) the Company’s financial position, including its cash resources, operating budgets, and actual and anticipated operating expenses and revenues, (ii) the amount of additional capital anticipated to be required for the Company’s operations in the near term, (iii) the amount of securities to be offered and sold in the transactions and related dilution to existing common stockholders, (iv) prices at which the Company’s common stock has been trading on Nasdaq, including the most recent closing price reported, (v) conditions in the capital markets, and uncertainties as to future market and economic conditions, and (vi) the fairness to the Company of the sale of the Convertible Notes and Warrants, and the common stock issuable to Lind Global, including but not limited to the proposed terms of the Convertible Notes and the Warrants.

In approving the Purchase Agreement and the Transactions, the Board unanimously believed it was in the best interest of the Company to allow for the issuance of shares of Common Stock in excess of 20% of the Company’s issued and outstanding Common Stock on the day prior to the execution of the Purchase Agreement. In addition, the $1,500,000 proceeds from the sale of the Convertible Note at the Third Closing which is contingent on shareholder approval of this proposal, among other things, is essential for the Company and the Company has agreed to hold a meeting of shareholders for the purpose of obtaining shareholder approval of the Purchase Agreement and the Transaction.

Required Vote and Recommendation of the Board of Directors for Proposal No. 2

If a quorum is present, the number of affirmative votes cast in favor of this proposal must exceed the number of votes cast against the proposal for approval of this proposal; provided, however, that the vote of any shares of our common stock issued to Lind Global pursuant to the Purchase Agreement will not be counted in determining whether or not Proposal No. 2 is approved.

PROPOSAL NO. 2 — RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors recommends a vote “FOR” approval of, for purposes of complying with NASDAQ Listing Rule 5635(b), the issuance of the shares of our common stock pursuant to the Company’s purchase agreement with Lind Global Fund II LP representing more than 20% of our common stock outstanding, which would result in a “change of control” of the Company under applicable Nasdaq listing rules.

14

PROPOSAL NO. 3—APPROVAL OF APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK PURSUANT TO THE COMPANY’S PURCHASE AGREEMENT WITH LIND GLOBAL FUND II LP.

Requirement to Seek Stockholder Approval of the Purchase Agreement

We are asking our stockholders to approve, for purposes of complying with applicable listing rules of the Nasdaq Stock Market (“Nasdaq”), the issuance of shares of our common stock upon conversion of the Convertible Notes and the issuance of up to 5,601,613 shares of common stock upon exercise of Warrants issued to or issuable to Lind Global pursuant to the Purchase Agreement. As of the Record Date, there were approximately an aggregate of 33,010,563 and 5,601,613 shares of Common Stock underlying the Convertible Notes and Warrants, respectively, representing 61.6% of the Company’s outstanding common stock as of the Record Date. We have calculated the amount of Common Stock that we may be obligated to issue to Lind Global upon conversion of the Convertible Notes based on the quotient obtained by dividing the $6,000,000 aggregate principal amount of the Convertible Notes by the Floor Price.

We are proposing this proposal in order to comply with Nasdaq Listing Rule 5635(d). Under Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by a listed company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the transaction (the “Exchange Cap”).

Under the Exchange Cap, in no event may we issue or sell to Lind Global under the Purchase Agreement more than 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement (which was 11,222,357 shares, based on 56,139,855 shares outstanding immediately prior to the execution of the Purchase Agreement), unless we obtain stockholder approval to issue shares of common stock in excess of 11,222,357 shares representing the Exchange Cap.

As of the Record Date , we have not issued any shares of Common Stock to Lind Global pursuant to the Convertible Notes and Warrants, leaving 11,222,357 shares of our Common Stock available for issuance under the Convertible Notes and Warrants issued to Linda Global without seeking stockholder approval. In any event, the Purchase Agreement specifically provides that the Company has capacity under the rules and regulations of Nasdaq to issue to Lind Global up to 11,222,357 shares of Common Stock (or securities convertible into or exercisable for shares of Common Stock) without obtaining the approval of its shareholders. Based on the closing sale price of our common stock as reported on The Nasdaq Capital Market on September 26, 2023, to fully utilize the amount available to us, we would need to issue up to 38,612,267 shares of Common Stock to Lind Global, which would represent 61.6% of the Company’s outstanding common stock as of the Record Date and would be in excess of the Exchange Cap. Accordingly, in order to be able to sell to Lind Global the full amount available under the Purchase Agreement and to fulfill our obligations under the Purchase Agreement, we are seeking stockholder approval to issue 20% or more of our outstanding shares of Common Stock as of the date we entered into the Purchase Agreement with Lind Global.

Consequences if Proposal No. 3 is Approved

The additional shares of common stock that would be issuable to the holder of the Convertible Notes and Warrants upon conversion or exercise thereof would have the same rights and privileges as the shares of the Company’s currently authorized common stock. The issuance of such shares will not affect the rights of the holders of outstanding common stock, but such issuances will have a dilutive effect on the existing stockholders, including on the voting power and economic rights of the existing stockholders, and may result in a decline in the price of our common stock or in greater price volatility. If our stockholders approve this Proposal No. 3, the Convertible Notes and Warrants, assuming the Third Closing is consummated, will be convertible into shares of common stock in excess of 19.99% of the Company’s outstanding shares of common stock.

15

In particular, following shareholder approval of Proposal No. 3 and completion of the Third Closing, Lind Global is expected to have the right to acquire up to 61.6% of our common stock (calculated as noted above).

Consequences if Proposal No. 3 is Not Approved

We are not seeking the approval of stockholders to authorize entry into the Purchase Agreement, or to issue the Convertible Notes or the Warrants, as we have already entered into the Purchase Agreement and issued Convertible Notes and Warrants in connection with First Closing and the Second Closing, and such documents already are binding obligations of the Company. The failure of our stockholders to approve this proposal will not negate the existing terms of the documents, which will remain a binding obligation of the Company.

If the stockholders do not approve this proposal, the Company will be unable to issue in excess of 11,222,357 shares of common stock pursuant to the Purchase Agreement (19.99% of the voting power or number of shares of common stock, issued and outstanding immediately prior to the execution of the Purchase Agreement). If our stockholders do not approve this proposal, the Company will not be able to satisfy conversions of all of the Convertible Notes or exercise of all of the Warrants and Lind Global will have no obligation to consummate the Third Closing. Any portion of the Convertible Notes that has not been converted will become due and payable on the Maturity Date.

In addition, if our stockholders do not approve this proposal at the Special Meeting, pursuant to the Purchase Agreement, we are required to seek stockholder approval of this proposal on an ongoing basis until such approval is obtained. As such, failure to obtain stockholder approval at the Special Meeting will require us to incur the costs of holding one or more additional stockholder meetings until we obtain such approval.

Certain Considerations by Our Directors

Our Board has previously determined that (i) the issuance of the Convertible Notes (and common stock upon conversion of the Convertible Notes) and (ii) the issuance of the Warrants (and common stock upon exercise of the Warrants) were in the best interests of the Company and its stockholders. In making this determination, the Board considered certain factors including, without limitation, (i) the Company’s financial position, including its cash resources, operating budgets, and actual and anticipated operating expenses and revenues, (ii) the amount of additional capital anticipated to be required for the Company’s operations in the near term, (iii) the amount of securities to be offered and sold in the transactions and related dilution to existing common stockholders, (iv) prices at which the Company’s common stock has been trading on Nasdaq, including the most recent closing price reported, (v) conditions in the capital markets, and uncertainties as to future market and economic conditions, and (vi) the fairness to the Company of the sale of the Convertible Notes and Warrants, and the common stock issuable to Lind Global, including but not limited to the proposed terms of the Convertible Notes and the Warrants.

In approving the Purchase Agreement and the Transactions, the Board of Directors unanimously believed it was in the best interest of the Company to allow for the issuance of shares of Common Stock in excess of 20% of the Company’s issued and outstanding Common Stock on the day prior to the execution of the Purchase Agreement. In addition, the $1,500,000 proceeds from the sale of the Convertible Note at the Third Closing which is contingent on shareholder approval of this proposal, among other things, is essential for the Company’s continued operations and the Company has agreed to hold a meeting of shareholders for the purpose of obtaining shareholder approval of the Purchase Agreement and the Transaction.

Required Vote and Recommendation of the Board of Directors for Proposal No. 3

If a quorum is present, the number of affirmative votes cast in favor of this proposal must exceed the number of votes cast against the proposal for approval of this proposal; provided, however, that the vote of any shares of our common stock issued to Lind Global pursuant to the Purchase Agreement will not be counted in determining whether or not Proposal No. 3 is approved.

PROPOSAL NO. 3 — RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors recommends a vote “FOR” approval of, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Company’s purchase agreement with Lind Global Fund II LP.

16

OTHER MATTERS

Submission of Stockholder Proposals for the 2024 Annual Special Meeting

For any proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for submission to the stockholders at its 2024 annual special meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and its bylaws. Such proposals must be received by the Company, c/o Corporate Secretary, at its mailing address at Shiba Koen Annex 6 f, 1-8, Shiba Koen 3-chome, Minato-ku, Tokyo, Japan 105-0011 no later than June 18, 2024.

In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s nomination or proposal must be delivered to our principal executive offices not later than the close of business on the 90th nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. Our bylaws contain additional provisions regarding the content requirements of any such permitted stockholder business and/or director nomination notices.

Accordingly, for our 2024 Annual Special Meeting, assuming the meeting is held on or about September 26, 2024, notice of a nomination or proposal must be delivered to us no later than June 28, 2024, and no earlier than May 29, 2024.

Nominations and proposals also must satisfy other requirements set forth in our bylaws. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

●	If the shares are registered in the name of the stockholder, the stockholder should contact the Company at its offices at Shiba Koen Annex 6 f, 1-8, Shiba Koen 3-chome, Minato-ku, Tokyo, Japan 105-0011, Attn: Investor Relations Department, to inform the Company of his or her request or by telephone at 813-6409-6761; or

●	If a bank, broker, or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

Where You Can Find More Information

We file annual and quarterly reports, proxy statements, and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s website, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the Securities and Exchange Commission.

Any requests for copies of information, reports or other filings with the SEC should be directed to Aerwins Technologies Inc., Shiba Koen Annex 6 f, 1-8, Shiba Koen 3-chome, Minato-ku, Tokyo, Japan 105-0011, Attn: Investor Relations Department.

By order of the Board of Directors

/s/ Kiran Sidhu
Kiran Sidhu.
Executive Chairman of the Board

17